BlackRock Funds:
U.S. Treasury Money Market
Portfolio

File Number:

CIK Number:

For the Period
Ended:
03/31/08


Pursuant to Exemptive Order ICA Release No. 15520 dated
January 5, 1987, the following schedule enumerates the transactions with Merrill Lynch, Pierce, Fenner & Smith
Incorporated, for the period October 1, 2007 through March 31, 2008.

                             PURCHASES (IN THOUSANDS)
TRANSACTION        FACE         SECURITY               DUE
DATE              AMOUNT       DESCRIPTION     RATE    DATE
10/11/07          $50,000      TRI-PARTY       4.75    10/12/07
                               MERRILL LYNCH
                               & CO., INC

10/12/07          $50,000      TRI-PARTY       4.74    10/15/07
                               MERRILL LYNCH
                               & CO., INC

10/24/07          $70,000      TRI-PARTY       4.50    10/25/07
                               MERRILL LYNCH
                               & CO., INC

11/01/07          $75,000     TRI-PARTY        4.45    11/02/07
                              MERRILL LYNCH
                              & CO., INC

02/19/08          $40,000     TRI-PARTY        2.85    02/20/08
                              MERRILL LYNCH
                              & CO., INC
2.85
02/20/08